Exhibit 10.4



                                             Sinclair Paint
                                             EXECUTION COPY

       ____________________________________________________________


                             KR TUCSON, INC.,
                                 Mortgagor

                                    to

                      SALOMON BROTHERS REALTY CORP.,
                                 Mortgagee

                   ____________________________________

                 MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                   SECURITY AGREEMENT AND FIXTURE FILING
                   ____________________________________


               Dated as of:  February 26, 1997



               RECORD AND RETURN TO:


               Latham & Watkins
               885 Third Avenue
               New York, New York 10022
               Attention:  Brian Krisberg, Esq.

       ____________________________________________________________

                        TABLE OF CONTENTS


                                                             Page



    1.  Payment of Obligations and Incorporation of Covenants,
        Conditions and Agreements.   . . . . . . . . . . . . .  5

    2.  Warranty of Title.   . . . . . . . . . . . . . . . . .  6

    3.  Insurance. . . . . . . . . . . . . . . . . . . . . . .  6

    4.  Payment of Taxes, etc.   . . . . . . . . . . . . . . . 10

    5.  Condemnation.  . . . . . . . . . . . . . . . . . . . . 10

    6.  Leases and Rents.. . . . . . . . . . . . . . . . . . . 12

    7.  Maintenance of Mortgaged Property.   . . . . . . . . . 14

    8.  Transfer or Encumbrance of the Mortgaged Property. . . 14

    9.  Changes in the Laws Regarding Taxation.  . . . . . . . 16

    10. No Credits on Account of the Obligations.  . . . . . . 16

    11. Documentary Stamps.  . . . . . . . . . . . . . . . . . 16

    12. Controlling Agreement.   . . . . . . . . . . . . . . . 16

    13. Books and Records.   . . . . . . . . . . . . . . . . . 16

    14. Performance of Other Agreements.   . . . . . . . . . . 17

    15. Further Acts, etc.   . . . . . . . . . . . . . . . . . 17

    16. Recording of Mortgage, etc.  . . . . . . . . . . . . . 17

    17. Reporting Requirements.  . . . . . . . . . . . . . . . 17

    18. Events of Default.   . . . . . . . . . . . . . . . . . 18

    19. Late Payment Charge.   . . . . . . . . . . . . . . . . 18

    20. Right to Cure Defaults.  . . . . . . . . . . . . . . . 18

    21. Remedies.. . . . . . . . . . . . . . . . . . . . . . . 18

    22. Right of Access. . . . . . . . . . . . . . . . . . . . 21

    23. Reasonable Use and Occupancy.. . . . . . . . . . . . . 21

    24. Security Agreement.  . . . . . . . . . . . . . . . . . 22

    25. Actions and Proceedings.   . . . . . . . . . . . . . . 23

    26. Waiver of Setoff and Counterclaim.   . . . . . . . . . 23

    27. Contest of Certain Claims.   . . . . . . . . . . . . . 23

    28. Recovery of Sums Required to Be Paid.  . . . . . . . . 24

    29. Marshalling, Waiver of Redemption and Other Matters. . 24

    30. Hazardous Substances.  . . . . . . . . . . . . . . . . 24

    31. Handicapped Access.. . . . . . . . . . . . . . . . . . 24

    32. Notice.  . . . . . . . . . . . . . . . . . . . . . . . 25

    33. Waiver of Notice.  . . . . . . . . . . . . . . . . . . 25

    34. Remedies of Mortgagor.   . . . . . . . . . . . . . . . 25

    35. Sole Discretion of Mortgagee.  . . . . . . . . . . . . 25

    36. Non-Waiver.  . . . . . . . . . . . . . . . . . . . . . 25

    37. No Oral Change.  . . . . . . . . . . . . . . . . . . . 26

    38. Successors and Assigns.  . . . . . . . . . . . . . . . 26

    39. Severability.  . . . . . . . . . . . . . . . . . . . . 26

    40. Headings, etc.   . . . . . . . . . . . . . . . . . . . 26

    41. Duplicate Originals.   . . . . . . . . . . . . . . . . 26

    42. Definitions.   . . . . . . . . . . . . . . . . . . . . 26

    43. Homestead.   . . . . . . . . . . . . . . . . . . . . . 27

    44. Assignments.   . . . . . . . . . . . . . . . . . . . . 27

    45. Waiver of Jury Trial.  . . . . . . . . . . . . . . . . 27

    46. GOVERNING LAW.   . . . . . . . . . . . . . . . . . . . 27

    47. SUBMISSION TO JURISDICTION.. . . . . . . . . . . . . . 28

    48. Non-Recourse.. . . . . . . . . . . . . . . . . . . . . 28

        THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as the same may from time to time be extended, renewed or modified, the "Mortgage"), made as of the 26th day of February, 1997, by KR Tucson, Inc., an Arizona corporation ("Mortgagor"), having its principal place of business c/o Kranzco Realty Trust, 128 Fayette Street, Conshohocken, Pennsylvania 19428, to SALOMON BROTHERS REALTY CORP. ("Mortgagee"), having its principal place of business at Seven World Trade Center, New York, New York 10048.

                       W I T N E S E T H:

        To secure the payment of an indebtedness in the original principal sum of up to FIFTY MILLION AND NO/100 DOLLARS ($50,000,000) as may be outstanding from time to time, lawful money of the United States of America, to be paid with interest according to a certain Loan Agreement, dated as of the date hereof, among Mortgagor and each additional entity listed on
Schedule 1 thereto, as borrowers (collectively, the "Borrowers"), Mortgagee, as initial lender and agent, Kranzco Realty Trust, as guarantor, and Bank Leumi, as collateral agent (as the same may be extended, renewed, supplemented or modified, the "Loan Agreement"; capitalized terms used herein and not defined having the meanings ascribed thereto in the Loan Agreement), as evidenced by that certain Global Promissory Note executed and delivered by the Borrowers pursuant to the Loan Agreement (as the same may be extended, renewed, supplemented, exchanged, substituted, replaced or modified, collectively, the "Note"; the Loan Agreement, the Note, this Mortgage, the other Collateral Security Instruments and any other documents executed and delivered in connection with the Loan, collectively, the "Loan Documents"), as security for the payment and performance of all of the Borrowers' obligations hereunder and under the Loan Documents (collectively, the "Obligations"), Mortgagor has mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned and hypothecated and by these presents does hereby mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Mortgagee WITH MORTGAGE COVENANTS, all of Mortgagor's right, title and interest in and to the real property described in Exhibit A attached hereto (the "Land") and the buildings, structures and improvements of every nature whatsoever now or hereafter located thereon (including, but not limited to, all gas and electric fixtures, radiators, heaters, docks and docking facilities, engines and machinery, boilers, ranges, elevators and motors, plumbing, heating and air conditioning fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the Land or said buildings, structures or improvements) (the "Improvements");

TOGETHER WITH: all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interest and estates (Mortgagor's interest in the Land and the Improvements, together with the following property, rights, interests and estates being hereinafter described are collectively referred to herein as the "Mortgaged
Property"):

    (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating to or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

    (b) all "equipment" as defined in the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Mortgaged Property is located (the "Uniform Commercial Code"), now or hereafter owned by Mortgagor or in which Mortgagor has or shall acquire an interest, now or hereafter located on, attached to or contained in or used or usable in connection with the Mortgaged Property, and shall also mean and include all building materials, construction materials, personal property constituting furniture, fittings, appliances, apparatus, leasehold improvements, machinery, devices, interior improvements, appurtenances, equipment, plant, furnishings, fixtures, computers, electronic data processing equipment, telecommunications equipment and other fixed assets now owned or hereafter acquired by Mortgagor which are used in the operation of the business conducted at the Mortgaged Property; and all proceeds thereof, as well as all additions to, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, and wherever located, now or hereafter owned by Mortgagor and used or intended to be used in connection with, or with the operation of, the Land or the Improvements, or in connection with any construction being conducted or which may be conducted thereon, all regardless of whether the same are located on the Mortgaged Property or are located elsewhere (including without limitation, in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to, and proceeds of, any of the foregoing (collectively, the "Equipment"); provided, however, that with respect to any items which are leased and not owned by Mortgagor, the Equipment shall include the leasehold interest only of Mortgagor, together with any options to purchase any of said items and any additional or greater rights with respect to such items which Mortgagor may hereafter acquire;

    (c) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Land and the Improvements, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Land and the Improvements;

    (d) all leases, subleases, lettings, occupancy agreements, tenancies and licenses by Mortgagor as landlord of the Mortgaged Property or any part thereof now or hereafter entered into, and all amendments, extensions, renewals and guarantees thereof, and all security therefor (collectively, the "Leases") and all income, rents, rent equivalents, issues, profits, revenues (including all oil and gas or other mineral royalties and bonuses), deposits and other benefits from the Land and the Improvements (including, without limitation, all receivables, and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Mortgagor or any operator or manager of the Mortgaged Property or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space or other space, halls, stores, and offices, and deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance)) (collectively, the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Obligations;

    (e) all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property (including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property);

    (f) the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property;

    (g) all accounts (as defined in the Uniform Commercial Code) now owned or hereafter acquired by Mortgagor, and arising out of or in connection with, the operation of the Mortgaged Property (including, without limitation, the Collection Account and the Repair Reserve Account), and all other accounts described in the Management Agreement and all present and future accounts receivable, inventory accounts, contract rights, chattel paper, notes, acceptances, insurance policies, Instruments (hereafter defined), Documents (hereafter defined), or other rights to payment and all forms of obligations owing at any time to Mortgagor thereunder, whether now existing or hereafter created or otherwise acquired by Mortgagor, and all proceeds thereof and all liens, security interests, guaranties, remedies, privileges and other rights pertaining thereto, and all rights and remedies of any kind forming the subject matter of any of the foregoing (including, without limitation, (i) all income, Rents, issues, profits, revenues, deposits and other benefits from the Mortgaged Property, (ii) all receivables and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Mortgagor or any operator or manager of the Mortgaged Property or other commercial space located at the Mortgaged Property or acquired from others (including, without limiting the generality of the foregoing, from rental of space, halls, stores, and offices, and deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales of merchandise, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance), (iii) all sums of money, and all instruments, documents and securities held in any accounts in connection therewith, or any demand, time, savings or other account maintained with any bank or certificate of deposit issued by any bank with the proceeds of such account and (iv) all of the records and books of account now or hereafter maintained by or on behalf of Mortgagor in connection with the operation of the Mortgaged Property) (collectively, the "Accounts");

    (h) all proceeds (as defined in the Uniform Commercial Code) thereof and, in any event, shall include, without limitation, all proceeds, products, offspring, rents, profits or receipts, in whatever form, arising from the Mortgaged Property (including, without limitation, (i) cash, instruments and other property received, receivable or otherwise distributed in respect of or in exchange for any or all of the Mortgaged Property, (ii) the collection, sale, lease, sublease, concession, exchange, assignment, licensing or other disposition of, or realization upon, any item or portion of the Mortgaged Property (including, without limitation, all claims of Mortgagor against third parties for loss of, damage to, destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any the Mortgaged Property now existing or hereafter arising), (iii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Mortgagor from time to time with respect to any of the Mortgaged Property,
(iv) any and all payments (in any form whatsoever) made or due and payable to Mortgagor from time to time in connection with the requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Mortgaged Property by any Governmental Authority (or any person acting under color of Governmental Authority) and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property) (collectively, the "Proceeds");

    (i) all agreements to which Mortgagor is a party or which are assigned to Mortgagor in the Management Agreement and which are executed in connection with the construction, operation and management of the Improvements located on the Mortgaged Property (including, without limitation, the Management Agreement and the agreements for the sale, lease or exchange of goods or other property and/or the performance of services by it, in each case whether now in existence or hereafter arising or acquired) as any such agreements have been or may be from time to time amended, supplemented or otherwise modified (collectively, "Contracts");

    (j) all "documents" as defined in the Uniform Commercial Code or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Mortgagor (collectively, "Documents");

    (k) all trademark licenses, trademarks, rights in intellectual property, trade names, service marks and copyrights relating to the Mortgaged Property or the license to use intellectual property such as computer software owned or licensed by Mortgagor or other proprietary business information relating to Mortgagor's policies, procedures, manuals and trade secrets (collectively, "Trademarks");

    (l) all "general intangibles" as defined in the Uniform Commercial Code, now owned or hereafter acquired by Mortgagor (including, without limitation, (i) all obligations or indebtedness owing to Mortgagor from whatever source arising (other than Accounts, Rents, Instruments, Inventory, Contracts, Documents, Trademarks and Permits), (ii) all unearned premiums accrued or to accrue under all insurance policies for the Mortgaged Property obtained by Mortgagor, all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims (including, without limitation, proceeds of insurance, condemnation awards, and all rights of Mortgagor to refunds of real estate taxes and assessments),
(iii) all royalties and license fees, (iv) all trademark licenses, trademarks, rights in intellectual property, goodwill, trade names, service marks, trade secrets, copyrights, permits and licenses, together with the registrations therefor and the goodwill appurtenant thereto, (v) all rights or claims in respect of refunds for taxes paid and (vi) all rights in respect of any pension plan or similar arrangement maintained for employees of Mortgagor) (collectively, "General Intangibles");

    (m) all (i) "instruments" as defined in the Uniform Commercial Code, "chattel paper" as defined in the Uniform Commercial Code, or letters of credit, evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Collateral (including, without limitation, promissory notes, drafts, bills of exchange and trade acceptances) and chattel paper obtained by Mortgagor in connection with the Mortgaged Property (including, without limitation, all ledger sheets, computer records and printouts, databases, programs, books of account and files of Mortgagor relating thereto) and (ii) notes or other obligations of indebtedness owing to Mortgagor from whatever source arising, in each case now owned or hereafter acquired by Mortgagor (collectively, "Instruments");

    (n) all "inventory" as defined in the Uniform Commercial Code, whether now or hereafter existing or acquired, and which arises out of or is used in connection with, directly or indirectly, the ownership and operation of the Mortgaged Property, all Documents representing the same and all Proceeds and products of the same (including, without limitation, all goods, merchandise, raw materials, work in process and other personal property, wherever located, now or hereafter owned or held by Mortgagor for manufacture, processing, the providing of services or sale, use or consumption in the operation of the Mortgaged Property (including, without limitation, fuel, supplies and similar items and all substances commingled therewith or added thereto) and rights and claims of Mortgagor against anyone who may store or acquire the same for the account of Mortgagor, or from whom Mortgagor may purchase the same) (collectively, "Inventory"); and

    (o) all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of the Mortgaged Property (including, without limitation, business licenses, state health department licenses, food service licenses, liquor licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Mortgaged Property) (collectively, "Permits").

    TO HAVE AND TO HOLD the above granted and described Mortgaged
Property unto and to the use and benefit of Mortgagee, and its successors and assigns, forever;

        PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall pay to Mortgagee the Obligations at the time and in the manner provided in the Loan Agreement and this Mortgage and shall abide by and comply with each and every covenant and condition set forth herein and in the other Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

        AND Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

    1. Payment of Obligations and Incorporation of Covenants, Conditions and Agreements. Mortgagor will pay the Obligations at the time and in the manner provided in the Loan Documents and in this Mortgage. All the covenants, conditions and agreements of Mortgagee contained in the Loan Documents are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

    2. Warranty of Title. Mortgagor warrants that Mortgagor has good, marketable and insurable fee simple title to the Land and Improvements and has the full power, authority and right to execute, deliver and perform its obligations under this Mortgage and to encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate the same and that Mortgagor possesses an unencumbered fee estate in the Land and the Improvements and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown on Schedule B to the Title Insurance Policy insuring the lien of this Mortgage and that this Mortgage is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property, subject only to the Permitted Encumbrances. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever (except with respect to holders [or beneficiaries] of a Permitted Encumbrance).

    3.  Insurance.

    (a) Mortgagor, at its sole cost and expense, will keep the Improvements and Equipment insured during the entire term of this Mortgage with the coverage and in the amounts required hereunder or under the Loan Agreement for the mutual benefit of Mortgagor and Mortgagee against loss or damage by fire and against loss or damage by other risks and hazards covered by a standard extended coverage insurance policy (including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft on the "Special Form" (formerly an "All Risk" form). Such insurance shall be in an amount (i) equal to at least the then full replacement cost of the Improvements and Equipment (exclusive of the cost of foundations and footings), without deduction for physical depreciation, and (ii) such that the insurer would not deem Mortgagor a co-insurer under said policies. The policies of insurance carried in accordance with this paragraph shall be paid annually in advance and shall contain the "Replacement Cost Endorsement" with a waiver of depreciation.

    (b) Mortgagor, at its sole cost and expense, for the mutual benefit of Mortgagor and Mortgagee, shall also obtain and maintain or cause to be obtained and maintained during the entire term of this Mortgage the following policies of insurance:

        (i) Flood insurance if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto) in an amount at least equal to the maximum limit of coverage available with respect to the Improvements and Equipment under said Act.

        (ii) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of Two Million Dollars ($2,000,000).

        (iii) Business interruption insurance (including rental value) in an annual aggregate amount equal to the estimated gross revenues from the Leases of the Mortgaged Property, including, without limitation, the loss of all rents and additional rents payable by all of the lessees under the Leases (whether or not such Leases are terminable in the event of a fire or casualty), such insurance to cover losses for a period of at least one year after the date of the fire or casualty in question. The amount of such insurance shall be increased from time to time during the term of this Mortgage as and when the gross revenues from the Leases of the Mortgaged Property increase, including, without limitation, increases from new Leases and renewal Leases entered into in accordance with the terms of this Mortgage, to reflect all increased rent and increased additional rent payable by all of the lessees under such renewal Leases and all rent and additional rent payable by all of the lessees under such new Leases.

        (iv) Insurance against loss or damage from (x) leakage of sprinkler systems and (y) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements (without exclusion for explosions), in an amount (i) equal to at least the then full replacement cost of the Improvements and Equipment (exclusive of the cost of foundations and footings), without deduction for physical depreciation, and (ii) such that the insurer would not deem Mortgagor a co-insurer under said policies or such other amount reasonably required by Mortgagee.

        (v) Worker's compensation insurance coverage in amounts not less than the statutory minimums for all persons employed by Mortgagor or its tenants on the Mortgaged Property. Such worker's compensation insurance shall comply with all requirements of applicable local, state and federal law.
Mortgagor shall also maintain or cause to be maintained
"Employers Liability" insurance in amounts not less than required by statute, except as may be unrestricted by law; and

        (vi) Such other insurance as may from time to time be reasonably required by Mortgagee in order to protect its interests.

    (c) All policies of insurance (the "Policies") required pursuant to this Section 3 (i) shall be issued by an insurer which has a claims paying ability rating of not less than "A" by Standard & Poor's Corporation plus an equivalent rating as established by one other nationally recognized statistical rating organization satisfactory to Mortgagee or A:V or better as to claims paying ability by AM Best, (ii) shall name Mortgagee as an additional insured and contain a standard noncontributory mortgagee clause naming Mortgagee (and/or such other party as may be designated by Mortgagee) as the party to which all payments made by such insurance company shall be paid, (iii) shall be maintained throughout the term of this Mortgage without cost to Mortgagee, (iv) shall contain such provisions as Mortgagee deems reasonably necessary or desirable to protect its interest (including, without limitation, endorsements providing that neither Mortgagor, Mortgagee nor any other party shall be a co-insurer under said Policies and that Mortgagee shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation), (v) shall contain a waiver of subrogation against Mortgagee and (vi) shall be reasonably satisfactory in form and substance to Mortgagee and reasonably approved by Mortgagee as to amounts, form, risk coverage, deductibles, loss payees and insureds. Mortgagor shall pay the premiums for such Policies as the same become due and payable. Copies of said Policies, certified as true and correct by Mortgagor, or insurance certificates thereof, shall be delivered to Mortgagee. Not later than fifteen (15) days prior to the expiration date of each of the Policies, Mortgagor will deliver to Mortgagee satisfactory evidence of the renewal of each Policy. The insurance coverage required under Section 3(b) may be effected under a blanket policy or policies covering the Mortgaged Property and other property and assets not constituting a part of the Mortgaged Property; provided that any such blanket policy shall specify, except in the case of general liability insurance, the portion of the total coverage of such policy that is allocated exclusively to the Mortgaged Property, and any sublimits in such blanket policy applicable to the Mortgaged Property, which amounts shall not be less than the amounts required pursuant to Section 3(b) and which shall in any case comply in all other respects with the requirements of this
Section 3.

    (d) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Mortgagor shall give prompt notice thereof to Mortgagee.

        (i) In case of loss covered by Policies, Mortgagee may either (A) jointly with Mortgagor settle and adjust any claim (unless at the time of the settlement of such claim a monetary Event of Default has occurred, in which event Mortgagee may settle and adjust such claim without the consent of Mortgagor) or
(B) allow Mortgagor to agree with the insurance company or companies on the amount to be paid upon the loss; provided, that Mortgagor may adjust losses aggregating not in excess of ten percent (10%) of the Allocated Loan Amount but not in excess of $500,000 if such adjustment is carried out in a competent and timely manner, and provided that in any case Mortgagee shall and is hereby authorized to collect and receipt for any such insurance proceeds. The reasonable expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall become part of the Obligations and be secured hereby and shall be reimbursed by Mortgagor to Mortgagee upon demand therefor.

        (ii) In the event of any insured damage to or destruction of the Mortgaged Property or any part thereof (herein called an "Insured Casualty") (i) where the aggregate amount of the loss, as reasonably determined by an independent insurance adjuster, is less than ten percent (10%) of the Allocated Loan Amount but not in excess of $500,000 (the "Restoration Threshold", and if, in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored within six (6) months of settlement of the claim to an economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Insured Casualty) and not less useful than the same was prior to the Insured Casualty, and after such restoration will adequately secure the Obligations, (ii) if the loss exceeds the Restoration Threshold but, after giving effect to the damage or destruction, Mortgagor shall be in compliance with the Debt Service Coverage Test and the Property Release Test, or (iii) if Mortgagee otherwise elects to allow Mortgagor to restore the Mortgaged Property, then, in any of such events, if no Event of Default (as hereinafter defined) shall have occurred and be then continuing, the proceeds of insurance (after reimbursement of any reasonable expenses incurred by Mortgagee in connection with the collection of any applicable insurance proceeds) shall be made available to reimburse Mortgagor or to pay for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, as provided for below; and Mortgagor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided always, that Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof (the "Deficient Amount").

        (iii) Except as provided above, the proceeds of insurance collected upon any Insured Casualty shall be held in an Eligible Account by Mortgagee and shall, at the option of Mortgagee in its sole discretion, be applied to the payment of the Obligations as provided in Section 2.12(f) of the Loan Agreement (provided that any such prepayment shall be without Repayment Fee or prepayment penalty) or applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below.

        (iv) In the event that proceeds of insurance (after reimbursement of any reasonable expenses incurred by Mortgagee in connection with the collection of any applicable insurance proceeds), if any, shall be made available to Mortgagor for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, Mortgagor hereby covenants to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law and plans and specifications approved in advance by Mortgagee, such approval not to be unreasonably withheld or delayed. Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

        (v) In the event Mortgagor is entitled to use of or reimbursement out of insurance proceeds held by Mortgagee, such proceeds shall be disbursed from time to time upon Mortgagee (or at Mortgagee's election, the Collateral Agent) being furnished with (A) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (B) funds, or, at Mortgagee's option, assurances reasonably satisfactory to Mortgagee that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (C) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Mortgagee may reasonably require and approve; and Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee prior to commencement of work such approval not to be unreasonably withheld or delayed. All proceeds of rental or business interruption insurance shall be deposited into the Collection Account in accordance with Section 2.12(a) of the Loan Agreement. Mortgagee may retain a construction consultant to inspect such work and review Mortgagor's request for payments and Mortgagor shall, on demand by Mortgagee, reimburse Mortgagee for the reasonable fees and disbursements of such consultant. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed to the repayment of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of insurance proceeds held by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to Mortgagor so long as no Event of Default has occurred and is continuing.

    (e) Mortgagor shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Mortgage; provided, however, that notwithstanding the foregoing, Mortgagor may carry insurance not required under this Mortgage if any such insurance affecting the Mortgaged Property shall be for the mutual benefit of Mortgagor and Mortgagee, as their respective interests may appear, and shall be subject to all other provisions of this paragraph.

    4.  Payment of Taxes, etc.  Subject to the provisions of
Section 27 hereof and the applicable provisions of the Loan Agreement, Mortgagor shall pay all Impositions (including, without limitation, all taxes, assessments, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof and all ground rents, maintenance charges, other governmental impositions and other charges (including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land), now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof) (the "Other Charges"), as the same become due and payable. Subject to the terms of the Loan Agreement, Mortgagor will deliver to Mortgagee evidence satisfactory to Mortgagee that the Impositions and Other Charges have been so paid or are not then delinquent no later than thirty (30) days following the date on which the Impositions and/or Other Charges would otherwise be delinquent if not paid. Mortgagor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever (other than Permitted Encumbrances) which may be or become a lien or charge against the Mortgaged Property, and shall promptly pay for, or cause to be paid, all utility services provided to the Mortgaged Property.

    5.  Condemnation.

    (a) Mortgagor shall promptly give Mortgagee written notice of the actual or threatened commencement of any proceeding for a Taking and shall deliver to Mortgagee copies of any and all papers served in connection with such proceedings. Mortgagee is hereby irrevocably appointed as Mortgagor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Condemnation Proceeds for said Taking. With respect to any compromise or settlement in connection with such proceeding, Mortgagee will jointly with Mortgagor compromise and reach settlement (unless at the time of such Taking a monetary Event of Default has occurred, in which event Mortgagee may compromise and reach settlement without the consent of Mortgagor). Notwithstanding the foregoing provisions of this
Section 5(a), Mortgagor is authorized to negotiate, compromise and settle, without participation by Mortgagee, Condemnation Awards of up to 10% of the Allocated Loan Amount but not in excess of $500,000 in connection with any Taking.
Notwithstanding any Taking, Mortgagor shall continue to pay the Obligations at the time and in the manner provided for in the Note, in this Mortgage and the other Loan Documents and the Obligations shall not be reduced until any Condemnation Proceeds therefor shall have been actually received after expenses of collection and applied by Mortgagee to the discharge of the Obligations. Mortgagee shall not be limited to the interest paid on the Condemnation Proceeds by the condemning authority, but shall be entitled to receive out of the Condemnation Proceeds interest at the rate or rates provided in the Loan Documents.

    (b) With respect to a total Taking, i.e., other than a Taking in part for which the provisions of subparagraph (c) below shall control, Mortgagor shall cause the Condemnation Proceeds to be paid directly to Mortgagee as provided in Section 2.12(f) of the Loan Agreement. If Mortgagor shall not be in compliance with the Debt Service Coverage Test and the Property Release Test, Mortgagee shall apply any such Condemnation Proceeds to the reduction or discharge of the Obligations (whether or not then due and payable) provided that any such prepayment shall be without Repayment Fee or prepayment penalty. If Condemnation Proceeds in respect of such Taking are applied to the payment of the Obligations, Mortgagor shall be relieved of any duty to restore, repair, replace or rebuild the Mortgaged Property. If Mortgagor shall be in compliance with the Debt Service Coverage Test and the Property Release Test, Mortgagee shall cause the Condemnation Proceeds to be paid to Mortgagor.

    (c) With respect to a Taking in part, which shall mean any Taking which does not render the Mortgaged Property physically or economically unsuitable in the commercially reasonable judgment of Mortgagor for the use to which it was devoted prior to the Taking, (i) if, after giving effect to the partial Taking, Mortgagor shall be in compliance with the Debt Service Coverage Test and the Property Release Test, Mortgagor shall cause the Condemnation Proceeds to be paid to Mortgagee to be applied to pay for or to reimburse Mortgagor for the cost of repairing, replacing, restoring or rebuilding the Mortgaged Property as follows or (ii) if Mortgagor shall not be in such compliance with the Debt Service Coverage Test and the Property Release Test, the Condemnation Proceeds shall be held by Mortgagee in an Eligible Account and shall, at the option of Mortgagee, in its sole discretion, be applied to the payment of the Obligations as provided in Section 2.12(f) of the Loan Agreement (provided that any such prepayment shall be without Repayment Fee or prepayment penalty) or applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property as follows:

        (x) Provided that Condemnation Proceeds shall be made available to Mortgagor for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, Mortgagor hereby covenants to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to the Taking, to the extent commercially practicable (i.e., what other developers of other property similar to the Borrower and the Mortgaged Property, respectively, and similarly situated would construct under similar circumstances, all to be effected in accordance with applicable law and plans and specifications approved in advance by Mortgagee, such approval not to be unreasonably withheld. Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the Condemnation Proceeds made available pursuant to the terms hereof.

        (y) The Condemnation Proceeds held by Mortgagee shall be held in an Eligible Account by Mortgagee and shall be disbursed from time to time upon Mortgagee (or at Mortgagee's election, the Collateral Agent) being furnished with (A) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (B) funds, or, at Mortgagee's option, assurances satisfactory to Mortgagee that such funds are available, sufficient in addition to the Condemnation Proceeds to complete the proposed restoration, repair, replacement and rebuilding, and (C) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Mortgagee may reasonably require and approve; and Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee, which approval shall not be unreasonably withheld or delayed, prior to commencement of work. Mortgagee may retain a construction consultant to inspect such work and review Mortgagor's request for payments and Mortgagor shall, on demand by Mortgagee, reimburse Mortgagee for the reasonable fees and disbursements of such consultant. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the construction work performed from time to time; funds other than Condemnation Proceeds shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed to the repayment of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of Condemnation Proceeds held by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to Mortgagor so long as no Event of Default has occurred and is continuing.

        (z) If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of any such Condemnation Proceeds, Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to have reserved in any Foreclosure decree a right to receive said award or payment, or a portion thereof sufficient to pay the Obligations. In no case shall any such application reduce or postpone any payments otherwise required pursuant to the Loan Agreement, other than the final payment on the Note.

    6.  Leases and Rents.

    (a) Mortgagor does hereby absolutely and unconditionally assign to Mortgagee, Mortgagor's right, title and interest in all current and future Leases and Rents, it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Mortgagee shall not be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Mortgagee. Mortgagor agrees to execute and deliver to Mortgagee such additional instruments, in form and substance satisfactory to Mortgagee, as may hereafter be requested by Mortgagee to further evidence and confirm such assignment. Nevertheless, subject to the terms of this paragraph, Mortgagee grants to Mortgagor a revocable license to operate and manage the Mortgaged Property and to collect the Rents. Any portion of the Rents held by Mortgagor shall be held in trust for the benefit of Mortgagee for use in the payment of the Obligations. Upon an Event of Default, the license granted to Mortgagor herein shall automatically be revoked, and Mortgagee shall immediately be entitled to possession of all Rents, whether or not Mortgagee enters upon or takes control of the Mortgaged Property. Mortgagee is hereby granted and assigned by Mortgagor the right, at its option, upon revocation of the license granted herein, to enter upon the Mortgaged Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license may be applied toward payment of the Obligations in such priority and proportions as Mortgagee in its discretion shall deem proper.

    (b) Mortgagor shall not enter into any Leases or modify existing Leases without the prior written consent of Mortgagee which consent shall not be unreasonably withheld or delayed, provided, that Mortgagee's consent shall be deemed to have been given if Mortgagee fails to reject or consent to a proposed lease within fifteen (15) business days' receipt thereof; and, further, provided, that no such consent shall be required with respect to Leases for space which constitute less than ten percent (10%) of the net rentable square footage of the Mortgaged Property. Mortgagor shall furnish Mortgagee with executed copies of all Leases. All renewals or amendments of Leases shall provide for rental rates comparable to then-existing local market rates and terms and conditions commercially reasonable and consistent with then-prevailing market terms and conditions. All renewals (except pursuant to the terms of Leases then in effect) or amendments of Leases which do not satisfy the requirements of the preceding sentence shall be subject to the prior approval of Mortgagee, not to be unreasonably withheld or delayed, provided, that any such renewal or amendment shall be deemed approved if Mortgagee fails to approve or disapprove any such renewal or amendment within fifteen (15) business days' receipt thereof by Mortgagee. All Leases executed after the date hereof shall provide that they are subordinate to this Mortgage and that the lessee agrees to attorn to Mortgagee. Mortgagee agrees, upon the request of any anchor tenant under a Lease for space at the Mortgaged Property and for all other tenants under a Lease for space in excess of ten percent (10%) of the rentable square feet of the Mortgaged Property, to execute and deliver a non-disturbance agreement in form reasonably satisfactory to the tenant. Mortgagor (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Obligations; (ii) shall promptly send copies to Mortgagee of all notices of default which Mortgagor shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Lease upon the part of the lessee thereunder to be observed or performed, short of termination thereof, except as set forth in clause (vi) below; (iv) shall not collect any of the Rents more than one (1) month in advance; (v) shall not execute any other assignment of lessor's interest in the Leases or Rents; (vi) shall not alter, modify or change the terms of the Leases without the prior written consent of Mortgagee except as set forth in the first sentence of this subsection (b), or, except if Tenant is in default in its monetary obligations thereunder, cancel or terminate the Leases or accept a surrender thereof; (vii) shall not convey or transfer or suffer or permit a conveyance or transfer of the Mortgaged Property or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (viii) shall not alter, modify or change the terms of any guaranty of the Leases or cancel or terminate such guaranty without the prior written consent of Mortgagee; and (ix) shall not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Mortgagee, which shall not be unreasonably withheld. The provisions of the foregoing clauses (vi), (viii) and (ix) shall not be applicable to leases for space which constitutes ten percent (10%) or less of the net rentable square footage of the Mortgaged Property.

    (c) Mortgagor shall deposit security deposits of lessees into a segregated account in accordance with applicable Legal Requirements. Any bond or other instrument which Mortgagor is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Mortgagee, shall, if permitted pursuant to any Legal Requirements, name Mortgagee as payee or mortgagee thereunder (or at Mortgagee's option, be fully assignable to Mortgagee) and shall, in all respects, comply with any applicable Legal Requirements and otherwise be reasonably satisfactory to Mortgagee. Mortgagor shall, upon request, provide Mortgagee with evidence reasonably satisfactory to Mortgagee of Mortgagor's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Mortgagor shall, upon Mortgagee's request, if permitted by any applicable Legal Requirements, turn over to Mortgagee the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Mortgaged Property, to be held by Mortgagee subject to the terms of the Leases.

    7. Maintenance of Mortgaged Property. Mortgagor shall cause the Mortgaged Property to be maintained in a good and safe condition and repair. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment or pursuant to Leases in effect from time to time) without the consent of Mortgagee which shall not unreasonably be withheld or delayed. Subject to the provisions of Section 27, Mortgagor shall promptly comply with all Legal Requirements. Mortgagor shall or shall cause its tenants to promptly repair, replace or rebuild any part of the Mortgaged Property that becomes damaged, worn or dilapidated and Mortgagor shall or shall cause its tenants to complete and pay for any structure at any time in the process of construction or repair on the Land. Mortgagor shall not initiate, join in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof without consent of Mortgagee which shall not be unreasonable withheld or delayed. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagee. Mortgagor shall not (i) change the use of the Land in any material respect, (ii) permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof or (iii) take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of management.

    8.  Transfer or Encumbrance of the Mortgaged Property.

    (a) Mortgagor acknowledges that Mortgagee has examined and relied on the creditworthiness and experience of Mortgagor in owning and operating properties such as the Mortgaged Property in agreeing to make the Loan secured hereby, and that Mortgagee will continue to rely on Mortgagor's ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Obligations. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Mortgagor default in the repayment of the Obligations, Mortgagee can recover the Obligations by a sale of the Mortgaged Property. Mortgagor shall not, without the prior written consent of Mortgagee, which consent may be granted or withheld in Mortgagee's sole discretion, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged Property or any part thereof, or permit the Mortgaged Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.

    (b) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Section 8 shall be deemed to include (i) an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Rents; and (iii) a transfer of a direct or indirect ownership interest or voting right in the Borrower that would cause a Change of Control to occur.

    (c) Subject to the provisions of the Loan Agreement, Mortgagee may predicate its decision to grant or withhold consent hereunder on Mortgagee's satisfaction, in its sole and absolute discretion, with all relevant factors (including, without limitation, the creditworthiness of the proposed transferee and such proposed transferee's management experience), and, in the case of any transfer of title to the Mortgaged Property, upon the execution of an assumption agreement in form and substance acceptable to Mortgagee and the payment of all costs and expenses incurred by Mortgagee in connection with the assumption (including, without limitation, reasonable attorneys' fees). Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon Mortgagor's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property without Mortgagee's consent. Except as provided in the Loan Agreement, this provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property.

    (d) Mortgagee's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property shall not be deemed to be a waiver of Mortgagee's right to require such consent to any future occurrence of same. Except as provided in the Loan Agreement, any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property made in contravention of this paragraph shall be null and void and of no force and effect.

    (e) Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all reasonable expenses (including, without limitation, reasonable attorney's fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Mortgagee in connection with the review, approval and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

    9. Changes in the Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Obligations from the value of the Mortgaged Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Obligations or Mortgagee's interest in the Mortgaged Property, Mortgagor will pay such tax, with interest and penalties thereon, if any. In the event Mortgagee is advised by counsel chosen by it that the payment of such tax or interest and penalties by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then in any such event, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Obligations immediately due and payable.

    10. No Credits on Account of the Obligations. Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Obligations for any part of the Impositions or Other Charges assessed against the Mortgaged Property, or any part thereof.

    11. Documentary Stamps. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

    12. Controlling Agreement. It is expressly stipulated and agreed to be the intent of Mortgagor and Mortgagee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Mortgagee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Mortgage and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Obligations, or if Mortgagee's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Mortgagor results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is Mortgagor's and Mortgagee's express intent that all excess amounts theretofore collected by Mortgagee shall be credited on the principal balance of the Note and all other Obligations (or, if the Note and all other Obligations have been or would thereby be paid in full, refunded to Mortgagor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Mortgagee for the use, forbearance, or detention of the Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Obligations until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the maximum rate of interest permitted by law from time to time in effect and applicable to the Obligations for so long as the Obligations are outstanding.

    13. Books and Records. Mortgagor will maintain full and accurate books of accounts and other records reflecting the results of the operations of the Mortgaged Property and will fur-nish, or cause to be furnished, to Mortgagee such information with respect to the operation of the Mortgaged Property as Mortgagee from time to time reasonably may request, all in accordance with the provisions of the Loan Agreement.

    14. Performance of Other Agreements. Mortgagor shall observe and perform in all material respects the terms to be observed or performed by Mortgagor under any agreement or recorded instrument affecting or pertaining to the Mortgaged Property the failure to perform which would have a Material Adverse Effect.

    15. Further Acts, etc. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage. Mortgagor, on demand, will execute and deliver and, Mortgagor hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagee in the Mortgaged Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising the rights provided for in this Section 15.

    16. Recording of Mortgage, etc. Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance (other than income or franchise taxes imposed on Mortgagee), except where prohibited by law so to do. Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

    17. Reporting Requirements. Mortgagor agrees to give prompt notice to Mortgagee of the insolvency or bankruptcy filing of Mortgagor.

    18. Events of Default. The term "Event of Default" as used herein shall mean the occurrence or happening, at any time and from time to time, of an Event of Default under the Loan Agreement as a result of which Mortgagee may, pursuant to the Loan Agreement, exercise its rights and remedies against Mortgagor, the Borrowers and/or the Mortgaged Property. Mortgagor acknowledges and agrees that this Mortgage shall be cross-collateralized and cross-defaulted with any and all other mortgages, assignments of leases and rents, security agreements and fixture filings executed by any of the Borrowers to secure the Loan pursuant to the terms of the Loan Agreement.

    19. Late Payment Charge. If any portion of the Obligations is not paid within ten (10) days after the date on which it is due, Mortgagor shall pay to Mortgagee upon demand an amount equal to the amount applicable thereto as provided in the Loan
Agreement.

    20. Right to Cure Defaults. Upon the occurrence of any Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Mortgaged Property for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose this Mortgage or collect the Obligations, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest at the Default Rate for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee, shall constitute a portion of the Obligations, shall be secured by this Mortgage and shall be due and payable to Mortgagee upon demand therefor.

    21. Remedies.

    (a) Upon the occurrence of any Event of Default, Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, by Mortgagee itself or otherwise, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, subject to the provisions of Section 48, without impairing or otherwise affecting the other rights and remedies of
Mortgagee:

        (i) declare the entire principal amount of the indebtedness secured hereby with interest accrued thereon to be immediately due and payable;

        (ii) institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of this Mortgage in which case the Mortgaged Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner in accordance with the laws of the jurisdiction in which such Mortgaged Property is located;

        (iii) with or without entry, to the extent permitted, and pursuant to the procedures provided by, applicable law, institute proceedings for the foreclosure of this Mortgage for the Obligations then due and payable subject to the continuing lien of this Mortgage, in accordance with the laws of the jurisdiction in which such Mortgaged Property is located, for the balance of the Obligations not then due;

        (iv) sell for cash or upon credit the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to the power of sale contained herein or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by the laws of the jurisdiction in which such Mortgaged Property is located;

        (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the other Loan Documents;

        (vi) subject to Section 48 hereof, recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage;

        (vii) apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, without notice and without regard for the adequacy of the security for the Obligations and without regard for the solvency of Mortgagor or of any person, firm or other entity liable for the payment of the Obligations;

        (viii) enforce Mortgagee's interest in the Leases and Rents and enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, and thereupon Mortgagee may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat;
(B) complete any construction on the Mortgaged Property in such manner and form as Mortgagee deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, whether in the name of Mortgagor or otherwise (including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues profits and other income of the Mortgaged Property and every part thereof); and (E) apply the receipts from the Mortgaged Property to the payment of the Obligations, after deducting therefrom all expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, agents and employees;

        (ix) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Mortgaged Property occupied by Mortgagor and require Mortgagor to vacate and surrender possession to Mortgagee of the Mortgaged Property or to such receiver and, in default thereof, evict Mortgagor by summary proceedings or otherwise; or

        (x) pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code including the right to establish a lock box for all Rents and other receivables of Mortgagor relating to the Mortgaged Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property.

    (b) The proceeds of any sale made under or by virtue of this
Section 21, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this section or otherwise, shall be applied by Mortgagee in accordance with the provisions of the Loan Agreement.

    (c) Upon any sale made under or by virtue of this Section 21, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

    (d) To the extent allowed by law, recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

    (e) Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section 21 at any time before the conclusion thereof, as determined in Mortgagee's sole discretion and without prejudice to Mortgagee.

    (f) Mortgagee may resort to any remedies and the security given by this Mortgage or the other Loan Documents in whole or in part, and in such portions and in such order as determined by Mortgagee's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by this Mortgage or the other Loan Documents. The failure of Mortgagee to exercise any right, remedy or option provided in this Mortgage or the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by this Mortgage or the other Loan Documents. No right, power or remedy, including, without limitation, remedies with respect to any security for the Note, conferred upon or reserved to Mortgagee by this Mortgage or any other Loan Document is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under any other Loan Document, now or hereafter existing at law, in equity or by statute, and Mortgagee shall be entitled to resort to such rights, powers, remedies or security as Mortgagee shall in its sole and absolute discretion deem advisable. No acceptance by Mortgagee of any payment after the occurrence of any Event of Default and no payment by Mortgagee of any obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Mortgagor, or Mortgagor's liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Mortgagee, and no extension of time for the payment of the whole or any portion of the Obligations or any other indulgence given by Mortgagee to Mortgagor, shall operate to release or in any manner affect the interest of Mortgagee in the remaining Mortgaged Property or, subject to the provisions of Section 48, the liability of Mortgagor to pay the Obligations. No waiver by Mortgagee shall be effective, unless it is in writing and then only to the extent specifically stated.

    (g) The interests and rights of Mortgagee under this Mortgage or the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Mortgagee may grant with respect to any of the Obligations,
(ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Obligations.

    (h) Mortgagor agrees to the full extent permitted by law that if an Event of Default occurs, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or any portion thereof or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Mortgagor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully do so, (i) the benefit of all such laws, (ii) all notices of any Event of Default or of Mortgagee's election to exercise or actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (iii) any and all right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof, and Mortgagor agrees that Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.

    22. Right of Access. Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property as provided in
Section 5.1(K) of the Loan Agreement.

    23. Reasonable Use and Occupancy. In addition to the rights which Mortgagee may have herein, upon the occurrence of any Event of Default which shall remain uncured, Mortgagee, at its option, may require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property as may be occupied by Mortgagor or may require Mortgagor to vacate and surrender possession of the Mortgaged Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise.

    24. Security Agreement. This Mortgage is both a real property mortgage/deed of trust and a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Obligations, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this paragraph the "Collateral"). Mortgagor hereby agrees with Mortgagee to execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may from time to time, reasonably consider necessary to create, perfect, and preserve Mortgagee's security interest herein granted. This Mortgage shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code and is to be filed in the office where a mortgage on the Mortgaged Property would be recorded. The respective addresses of the Mortgagor (debtor) and the Mortgagee (secured party) are set forth in the beginning of this Mortgage. All or part of the Mortgaged Property is or is to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. If an Event of Default shall occur which shall remain uncured, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, (including, without limitation, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral). Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand therefor any and all expenses (including, without limitation, reasonable legal expenses and attorneys' fees, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral). Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions of the Loan Agreement at least ten (10) Business Days prior to such action or such notice as is otherwise required by law or the Loan Agreement, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Obligations in such priority and proportions as required by the Loan Agreement. In the event of any change in name, identity or structure of Mortgagor, Mortgagor shall notify Mortgagee thereof and, promptly after request, shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Mortgagee's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Mortgagee shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Mortgagor's obligations under this Mortgage or the other Loan Documents. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financial or other statements signed only by Mortgagee, as secured party, in connection with the Collateral covered by this Mortgage.

    25. Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect its interest under this Mortgage in the Mortgaged Property. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Obligations, and any such subrogation rights shall constitute additional security for the payment of the Obligations.

    26. Waiver of Setoff and Counterclaim. Except as may be permitted under the Loan Agreement, all amounts due under this Mortgage, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Except as may be permitted under the Loan Agreement, Mortgagor hereby waives the right to assert a counterclaim in any action or proceeding brought against it by Mortgagee, or arising out of or in any way connected with this Mortgage and the other Loan Documents, or the Obligations.

    27. Contest of Certain Claims. Notwithstanding the provisions of Section 4 and Section 7, Mortgagor shall not be in default for failure to pay or discharge Impositions, Other Charges or mechanic's or materialman's liens asserted against the Mortgaged Property or for failure to comply with any Legal Requirement if, and so long as, (a) Mortgagor shall have notified Mortgagee of same within ten (10) days of obtaining knowledge thereof; (b) Mortgagor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same;
(c) unless funds are otherwise reserved, Mortgagor shall furnish to Mortgagee a cash deposit, or an indemnity bond satisfactory to Mortgagee with a surety reasonably satisfactory to Mortgagee, in the amount of the Impositions, Other Charges, or mechanic's or materialman's lien claim or penalties or fines relating to the failure to comply with any Legal Requirement, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (d) Mortgagor shall timely upon final determination thereof pay the amount of any such Impositions, Other Charges, claim, fine or penalty so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Impositions, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property; and (f) notwithstanding the foregoing, Mortgagor shall immediately upon request of Mortgagee pay (and if Mortgagor shall fail so to do, Mortgagee may, but shall not be required to, pay or cause to be discharged or bonded against) any such Impositions, Other Charges or claim notwithstanding such contest, if in the reasonable opinion of Mortgagee, the Mortgaged Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, cancelled or lost. Mortgagee may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Mortgagee, the entitlement of such claimant is established.

    28. Recovery of Sums Required to Be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due and owing, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

    29. Marshalling, Waiver of Redemption and Other Matters. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

    30. Hazardous Substances.  Mortgagor and the Mortgaged
Property shall comply with all provisions of the Loan Documents relating to Environmental Laws, Environmental Claims and
Hazardous Substances.

    31. Handicapped Access.

    (a) Mortgagor agrees that the Mortgaged Property shall at all times comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto (including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities) (collectively, the "Access Laws").

    (b) Notwithstanding any provisions set forth herein (including the provisions of Section 7) or in any other document regarding Mortgagee's approval of alterations of the Mortgaged Property, Mortgagor shall not alter the Mortgaged Property in any manner which would materially increase Mortgagor's responsibilities for compliance with the applicable Access Laws without the prior written approval of Mortgagee which approval shall not unreasonably be withheld provided that Mortgagor can demonstrate the availability of funding sources adequate to comply with such requirements. The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants. Mortgagee may condition any such approval upon receipt from Mortgagor of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to Mortgagee or other reasonably satisfactory evidence of compliance. Provided Mortgagor has delivered to Mortgagee the certificate described in, or otherwise complied with the provisions of, the foregoing sentence, approval by Mortgagee of tenant improvements as part of the approval of a new Lease shall also constitute approval of Mortgagor's compliance with Access Laws applicable to such improvements.

    (c) Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to violations of any Access Laws received from governmental authorities or involving a threat of litigation and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

    (d) Mortgagor shall protect, defend, indemnify and save harmless Mortgagee from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), imposed upon or incurred by or asserted against Mortgagee by reason of any failure of the Mortgaged Property to comply with any Access Laws.

    32. Notice. All notices, demands, statements, requests or consents (collectively, "notices") made hereunder shall be in writing and given in the manner specified in the Loan Agreement.

    33. Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage or any other Loan Document specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage or any other Loan Document does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

    34. Remedies of Mortgagor. In the event that a claim or adjudication is made that Mortgagee or its agents have unreasonably delayed acting in any case where by law or under this Mortgage or the other Loan Documents, Mortgagee or such agent, as the case may be, has an obligation to act promptly, Mortgagor agrees that neither Mortgagee nor its agents shall be liable for any monetary damages, and Mortgagor's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment.

    35. Sole Discretion of Mortgagee. Wherever pursuant to this Mortgage, Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

    36. Non-Waiver. The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's Obligations hereunder by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Obligations or any portion thereof, or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of this Mortgage or the other Loan Documents. Mortgagee may resort for the payment of the Obligations to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage. The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.
No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

    37. No Oral Change. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

    38. Successors and Assigns. Subject to the provisions hereof requiring Mortgagee's consent to any transfer of the Mortgaged
Property, this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

    39. Severability. If any term, covenant or condition of this Mortgage or the Loan Documents is held to be invalid, illegal or unenforceable in any respect, this Mortgage and any such other
Loan Document shall be construed without such provision.

    40. Headings, etc. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

    41. Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

    42. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein," the word "Mortgagee" shall mean "Mortgagee and any subsequent holder of the Note," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees (including, without limitation, fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder). Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

    43. Homestead. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Land as against the collection of the Obligations, or any part hereof.

    44. Assignments. Consistent with the applicable provisions of the Loan Agreement, Mortgagee shall have the right to assign or transfer its rights under this Mortgage without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage.

    45. Waiver of Jury Trial. MORTGAGOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR.

    46. GOVERNING LAW. THE LOAN AGREEMENT AND THE NOTE PROVIDE THAT THEY ARE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS MORTGAGE SHALL ALSO BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. NOTWITHSTANDING THE PARTIES' CHOICE OF NEW YORK LAW, HOWEVER, (i) THE TERMS AND PROVISIONS OF THIS MORTGAGE PERTAINING TO THE PRIORITY, ENFORCEMENT OR REALIZATION BY MORTGAGEE OF ITS RESPECTIVE RIGHTS AND REMEDIES UNDER THIS MORTGAGE WITH RESPECT TO THE MORTGAGED PROPERTY SHALL BE GOVERNED AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE IN WHICH THE LAND IS LOCATED (THE "STATE") WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF THE STATE; (ii) MORTGAGOR AGREES THAT TO THE EXTENT DEFICIENCY JUDGMENTS ARE AVAILABLE UNDER THE LAWS OF THE STATE AFTER A FORECLOSURE (JUDICIAL OR NONJUDICIAL) OF THE MORTGAGED PROPERTY, OR ANY PORTION THEREOF, OR ANY OTHER REALIZATION THEREON BY MORTGAGEE, MORTGAGEE SHALL HAVE THE RIGHT TO SEEK SUCH A DEFICIENCY JUDGMENT AGAINST MORTGAGOR IN THE STATE; AND (iii) MORTGAGOR AGREES THAT IF MORTGAGEE OBTAINS A DEFICIENCY JUDGMENT IN ANOTHER STATE, THEN MORTGAGEE SHALL HAVE THE RIGHT TO ENFORCE SUCH JUDGMENT IN THE STATE TO THE EXTENT PERMITTED UNDER THE LAWS OF THE STATE, AS WELL AS IN OTHER STATES.

    47. SUBMISSION TO JURISDICTION. MORTGAGOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS MORTGAGE, ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. MORTGAGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

    48. Non-Recourse. The provisions of this Mortgage are subject to the provisions of Section 8.24 of the Loan Agreement which are incorporated herein in reference as if herein set forth in full.

    IN WITNESS WHEREOF, Mortgagor has executed this instrument the day and year first above written.


                    MORTGAGOR:


                    KR Tucson, Inc.,
                    an Arizona corporation

                    By:/s/ Robert H. Dennis
                       ________________________
                       Name:    Robert H. Dennis
                       Title: Vice President
                       [ACKNOWLEDGEMENTS]

                            EXHIBIT A

                        LEGAL DESCRIPTION

                   (See Annex attached hereto)